                                                                    EXHIBIT 21.1

                              LIST OF SUBSIDIARIES

Name                                                 State Formation
----                                                 ---------------
AdvancePCS Holding Corporation                       Delaware

Consumer Health Interactive, Inc.                    Delaware

Baumel Eisner Neuromedical Institute, Inc.           Florida

AdvancePCS Mail Services of Birmingham, Inc.         Alabama

AdvancePCS Research, LLC                             Delaware
(dba - IMR)

HMN Health Services, Inc.                            Ohio

First Florida International Holdings, Inc.           Florida

Ambulatory Care Review Services, Inc.                Ohio

FFI Rx Managed Care, Inc.                            Florida

AdvancePCS SpecialtyRx, L.L.C.                       Delaware

AdvancePriority SpecialtyRx, L.L.C.                  Delaware

Dresing-Lierman, Inc.                                Ohio

TheraCom, Inc.                                       Ohio

AdvancePCS Health Systems, L.L.C.                    Delaware

ADVP Consolidation, L.L.C.                           Delaware

ADVP Management, L.P.                                Delaware

AdvanceRx.com, L.P.                                  Delaware

AdvancePCS Health, L.P.                              Delaware
(dba - IMR)

AdvancePCS Puerto Rico, Inc.                         British Virgin Islands

AFC Receivables Holding Corporation                  Delaware

Advance Funding Corporation                          Delaware